Exhibit 99.1

CONTACT:	JOSEPH MACNOW
(201) 587-1000

210 Route 4 East Paramus, NJ 07652

FOR IMMEDIATE RELEASE – May 30, 2008

VORNADO ANNOUNCES INVESTOR PRESENTATION
AND LIVE WEBCAST

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) today announced that it will host an investor presentation on Tuesday, June 3, 2008 commencing at approximately 12:30 P.M. EDT, which will include presentations by members of Vornado senior management and will be webcast live by Vornado Realty Trust at Vornado’s website www.vno.com. Materials to be presented will be available at Vornado’s website approximately 30 minutes prior to commencement. The presentation may also be accessed live via telephone by dialing (877) 719-9788 Domestic, or (719) 325-4835 International, using passcode 3574799. A replay of the presentation will be available on the website from June 4, 2008 through July 4, 2008.

Vornado’s Webcast Registration Page at www.vno.com provides minimum computer system and software requirements for the webcast. Please register at least 15 minutes prior to the commencement of the presentation. Additional information regarding these requirements can be obtained prior to the presentation by dialing (212) 894-7053.

Vornado Realty Trust is a fully-integrated equity real estate investment trust.

Certain statements made during the presentation referred to in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado Realty Trust to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

More detailed information about these and other factors is set forth in Vornado’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008. Vornado is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements.